UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report:    April 25, 2022
(Date of earliest event reported)

ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

216 Airport Drive Rochester, New Hampshire	03867
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code       603-330-5850

None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	AIN	The New York Stock Exchange (NYSE)
Class B Common Stock, $0.001 par value per share	AIN	The New York Stock Exchange (NYSE)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).
☐    Emerging growth company
☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 2.02.  Results of Operations and Financial Condition.
On April 25, 2022 Albany International issued a news release reporting first quarter 2022 financial results. The Company will host a webcast to discuss earnings at 9:00 a.m. Eastern Time on Tuesday April 26, 2022. The news release is furnished as Exhibit 99.1 to this report.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits. The following exhibit is being furnished herewith:
99.1    News release dated April 25, 2022 reporting first-quarter 2022 financial results.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By:	/s/ Stephen M. Nolan

Name:	Stephen M. Nolan
Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)
Date: April 25, 2022

EXHIBIT INDEX

Exhibit No.	Description
99.1	News release dated April 25, 2022 reporting first-quarter 2022 financial results.
104	Inline XBRL cover page.

Exhibit 99.1

Albany International Reports First-Quarter 2022 Results
ROCHESTER, N.H.--(BUSINESS WIRE)--April 25, 2022--Albany International Corp. (NYSE:AIN) today reported operating results for its first quarter of 2022, which ended March 31, 2022.

    "We are pleased to report strong revenue growth during the first quarter of 2022,” said Albany International President and Chief Executive Officer, Bill Higgins. “Our team remained nimble and flexible in the face of an unpredictable business environment caused by COVID variant waves and Russia's invasion of Ukraine.

"In response to the Russian invasion, we made the decision to cease doing business in Russia during the first quarter, including exiting a very small joint venture in our Machine Clothing segment.

"In the first quarter of 2022, Machine Clothing segment sales increased by over $5 million compared to the same period in the prior year. On a constant currency basis, Machine Clothing segment sales increased 5.7% with positive contributions from all product segments, resulting in the segment’s highest first-quarter revenue since 2015. Operating income was slightly lower than the year-ago level - the result of the write offs and reserves due to withdrawal from the Russian market. Absent those effects, segment operating income grew approximately 2%. The segment’s order book remains strong and supports our outlook for 2022.

"The Engineered Composites segment reported top-line growth in excess of 20% in the first quarter giving us a nice start to delivering on our growth expectations for the year. The segment is well-positioned and expected to deliver Adjusted EBITDA margins of 20% or better in 2022.

"Overall, we are pleased with how the year is progressing and are reiterating our guidance for 2022. That said, we recognize risks remain in 2022 in the form of ongoing inflation, supply chain and logistics challenges, and global economic conditions,” concluded Higgins.

For the first quarter ended March 31, 2022:
•Net sales were $244.2 million, up 10%, or 11.5% after adjusting for currency translation, when compared to the prior year, primarily due to higher net sales in all product grades within the Machine Clothing segment, coupled with the growth in LEAP net sales within the Engineered Composite segment.
•Gross profit of $91.6 million was 3% higher than the $88.5 million reported for the same period of 2021. The Q1 2022 gross profit included the impact of $2.4 million of reserves recognized related to damaged materials in the Engineered Composites segment.
•Selling, Technical, General, and Research (STG&R) expenses were $52.6 million, compared to $46.7 million in the same period of 2021. The increase was driven by customer credit loss reserve increases related to our dissolution of business relationships in Russia, higher incentive compensation costs, and the unfavorable effect of the revaluation of foreign currency balances.
•Operating income was $38.8 million, compared to $41.8 million in the prior year, a decrease of 7%.
•The effective tax rate was 28.1%, compared to 26.7% for the first quarter of 2021. The absence of favorable changes in estimated tax payments recognized in the first quarter of 2022 drove the higher effective tax rate.

•Net income attributable to the Company was $27.7 million ($0.87 per share), compared to $27.6 million ($0.85 per share) in the first quarter of 2021. Adjusted earnings per share (or Adjusted EPS, a non-GAAP measure) was $0.91 per share in the first quarter of 2022, compared to $0.87 in the same period of last year.
•Adjusted EBITDA (a non-GAAP measure) was $61.0 million, compared to $60.7 million in the first quarter of 2021, an increase of 0.6%.

Please see the tables below for a reconciliation of non-GAAP measures to their comparable GAAP measures.

Outlook for Full-Year 2022
The Company has updated its GAAP and Adjusted earnings per share guidance to reflect non-GAAP adjustments reported in Q1. All other previously issued guidance for 2022 remains unchanged:
•Total company revenue of between $920 and $960 million;
•Effective income tax rate, including tax adjustments, of 29% to 31%;
•Total company depreciation and amortization of approximately $75 million;
•Capital expenditures in the range of $75 to $85 million;
•GAAP earnings per share of between $2.76 and $3.26;
•Adjusted earnings per share of between $2.80 and $3.30
•Total company Adjusted EBITDA of $215 to $245 million;
•Machine Clothing revenue of $590 to $610 million;
•Machine Clothing Adjusted EBITDA of between $205 and $225 million;
•Albany Engineered Composites revenue of between $330 to $350 million; and
•Albany Engineered Composites Adjusted EBITDA of between $65 to $75 million.

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Net sales	$244,169	$222,362
Cost of goods sold	152,565	133,816

Gross profit	91,604	88,546
Selling, general, and administrative expenses	42,707	37,195
Technical and research expenses	9,889	9,481
Restructuring expenses, net	254	52

Operating income	38,754	41,818
Interest expense, net	3,609	3,569
Other expense/(income), net	(3,928)	600

Income before income taxes	39,073	37,649
Income tax expense	10,998	10,040

Net income	28,075	27,609
Net income attributable to the noncontrolling interest	338	27
Net income attributable to the Company	$27,737	$27,582

Earnings per share attributable to Company shareholders - Basic	$0.87	$0.85

Earnings per share attributable to Company shareholders - Diluted	$0.87	$0.85

Shares of the Company used in computing earnings per share:
Basic	31,877	32,352

Diluted	31,961	32,401

Dividends declared per share, Class A and Class B	$0.21	$0.20

ALBANY INTERNATIONAL CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$307,415	$302,036
Accounts receivable, net	207,555	191,985
Contract assets, net	112,262	112,546
Inventories	123,835	117,882
Income taxes prepaid and receivable	126	1,958
Prepaid expenses and other current assets	37,387	32,394
Total current assets	$788,580	$758,801

Property, plant and equipment, net	431,860	436,417
Intangibles, net	37,170	39,081
Goodwill	180,785	182,124
Deferred income taxes	20,317	26,376
Noncurrent receivables, net	30,982	31,849
Other assets	90,367	81,416
Total assets	$1,580,061	$1,556,064

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$64,501	$68,954
Accrued liabilities	108,855	124,325
Current maturities of long-term debt	—	—
Income taxes payable	4,711	14,887
Total current liabilities	178,067	208,166

Long-term debt	427,000	350,000
Other noncurrent liabilities	99,498	107,794
Deferred taxes and other liabilities	11,244	12,499
Total liabilities	715,809	678,459

SHAREHOLDERS' EQUITY
Preferred stock, par value $5.00 per share; authorized 2,000,000 shares; none issued	—	—
Class A Common Stock, par value $.001 per share; authorized 100,000,000 shares; 40,781,434 issued in 2022 and 40,760,577 in 2021	41	41
Class B Common Stock, par value $.001 per share; authorized 25,000,000 shares; none issued and outstanding in 2022 and 104 in 2021	—	—
Additional paid in capital	437,748	436,996
Retained earnings	884,133	863,057
Accumulated items of other comprehensive income:
Translation adjustments	(107,610)	(105,880)
Pension and postretirement liability adjustments	(38,416)	(38,490)
Derivative valuation adjustment	8,404	(1,614)
Treasury stock (Class A), at cost; 9,179,776 shares in 2022 and 8,665,090 in 2021	(324,080)	(280,143)
Total Company shareholders' equity	860,220	873,967
Noncontrolling interest	4,032	3,638
Total equity	864,252	877,605
Total liabilities and shareholders' equity	$1,580,061	$1,556,064

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
OPERATING ACTIVITIES
Net income	$28,075	$27,609
Adjustments to reconcile net income to net cash (used in)/provided by operating activities:
Depreciation	15,597	16,589
Amortization	2,165	2,293
Change in deferred taxes and other liabilities	1,792	4,442
Impairment of property, plant, equipment, and inventory	2,868	185
Non-cash interest expense	282	45
Compensation and benefits paid or payable in Class A Common Stock	745	(13)
Provision for credit losses from uncollected receivables and contract assets	1,858	(110)
Foreign currency remeasurement (gain)/loss on intercompany loans	(2,385)	(308)
Fair value adjustment on foreign currency options	(977)	139

Changes in operating assets and liabilities that (used)/provided cash:
Accounts receivable	(15,674)	(3,236)
Contract assets	272	16,104
Inventories	(7,549)	(8,563)
Prepaid expenses and other current assets	(1,976)	(899)
Income taxes prepaid and receivable	1,829	(1,465)
Accounts payable	(375)	9,188
Accrued liabilities	(19,350)	(19,485)
Income taxes payable	(10,890)	(8,077)
Noncurrent receivables	614	488
Other noncurrent liabilities	(1,914)	(2,097)
Other, net	(398)	857
Net cash (used in)/provided by operating activities	(5,391)	33,686

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(15,719)	(12,534)
Purchased software	(35)	(2)
Net cash used in investing activities	(15,754)	(12,536)

FINANCING ACTIVITIES
Proceeds from borrowings	77,000	8,000
Principal payments on debt	—	(22,007)
Principal payments on finance lease liabilities	(390)	(349)
Purchase of Treasury shares	(42,230)	—
Taxes paid in lieu of share issuance	(770)	(998)
Proceeds from options exercised	7	128
Dividends paid	(6,742)	(6,468)
Net cash provided by/(used in) financing activities	26,875	(21,694)

Effect of exchange rate changes on cash and cash equivalents	(351)	(2,901)

Increase/(decrease) in cash and cash equivalents	5,379	(3,445)
Cash and cash equivalents at beginning of period	302,036	241,316
Cash and cash equivalents at end of period	$307,415	$237,871

The following table presents the reconciliation of Net sales to net sales excluding the effect of changes in currency translation rates, a non-GAAP measure:

(in thousands, except percentages)	Net sales as reported, Q1 2022	Decrease due to changes in currency translation rates	Q1 2022 sales on same basis as Q1 2021 currency translation rates	Net sales as reported, Q1 2021	% Change compared to Q1 2021, excluding currency rate effects
Machine Clothing	$154,062	$(2,528)	$156,590	$148,206	5.7%
Albany Engineered Composites	90,107	(1,158)	91,265	74,156	23.1%
Consolidated total	$244,169	$(3,686)	$247,855	$222,362	11.5%

The following table presents Gross profit and Gross profit margin:

(in thousands, except percentages)	Gross profit, Q1 2022	Gross profit margin, Q1 2022	Gross profit, Q1 2021	Gross profit margin, Q1 2021
Machine Clothing	$79,345	51.5%	$76,393	51.5%
Albany Engineered Composites	12,259	13.6%	12,153	16.4%
Consolidated total	$91,604	37.5%	$88,546	39.8%

A reconciliation from operating income/(loss) (GAAP) to Adjusted EBITDA (non-GAAP) for the current-year and comparable prior-year periods has been calculated as follows:

Three months ended March 31, 2022
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Operating income/(loss) (GAAP)	$49,644	$1,195	$(12,085)	$38,754
Interest, taxes, other income/(expense)	—	—	(10,679)	(10,679)
Net income/(loss) (GAAP)	49,644	1,195	(22,764)	28,075
Interest expense, net	—	—	3,609	3,609
Income tax expense	—	—	10,998	10,998
Depreciation and amortization expense	4,923	12,039	800	17,762
EBITDA (non-GAAP)	54,567	13,234	(7,357)	60,444
Restructuring expenses, net	243	—	11	254
Foreign currency revaluation (gains)/losses	1,057	423	(3,740)	(2,260)
Dissolution of business relationships in Russia	1,787	—	781	2,568
Acquisition/integration costs	—	282	—	282
Pre-tax (income) attributable to noncontrolling interest	—	(252)	—	(252)
Adjusted EBITDA (non-GAAP)	$57,654	$13,687	$(10,305)	$61,036
Adjusted EBITDA margin (Adjusted EBITDA divided by Net sales) (non-GAAP)	37.4%	15.2%	—	25.0%

Three months ended March 31, 2021
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Operating income/(loss) (GAAP)	$50,363	$2,938	$(11,483)	$41,818
Interest, taxes, other income/(expense)	—	—	(14,209)	(14,209)
Net income/(loss) (GAAP)	50,363	2,938	(25,692)	27,609
Interest expense, net	—	—	3,569	3,569
Income tax expense	—	—	10,040	10,040
Depreciation and amortization expense	5,122	12,865	895	18,882
EBITDA (non-GAAP)	55,485	15,803	(11,188)	60,100
Restructuring expenses, net	(69)	89	32	52
Foreign currency revaluation (gains)/losses	(492)	575	167	250
Acquisition/integration costs	—	314	—	314
Pre-tax (income) attributable to noncontrolling interest	—	(46)	—	(46)
Adjusted EBITDA (non-GAAP)	$54,924	$16,735	$(10,989)	$60,670
Adjusted EBITDA margin (Adjusted EBITDA divided by Net sales) (non-GAAP)	37.1%	22.6%	—	27.3%

Per share impact of the adjustments to earnings per share are as follows:

Three months ended March 31, 2022 (in thousands, except per share amounts	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses, net	$254	$73	$181	$0.01
Foreign currency revaluation (gains)/losses	(2,260)	(653)	(1,607)	(0.05)
Dissolution of business relationships in Russia	2,568	332	2,236	0.07
Acquisition/integration costs	282	84	198	0.01

Three months ended March 31, 2021 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses, net	$52	$15	$37	$0.00
Foreign currency revaluation (gains)/losses	250	(135)	385	0.01
Acquisition/integration costs	314	94	220	0.01

The following table provides a reconciliation of Earnings per share to Adjusted Earnings per share:

	Three months ended March 31,
Per share amounts (Basic)	2022	2021
Earnings per share (GAAP)	$0.87	$0.85
Adjustments, after tax:
Restructuring expenses, net	0.01	—
Foreign currency revaluation (gains)/losses	(0.05)	0.01
Dissolution of business relationships in Russia	0.07	—
Acquisition/integration costs	0.01	0.01
Adjusted Earnings per share (non-GAAP)	$0.91	$0.87

The calculations of net debt are as follows:

(in thousands)	March 31, 2022	December 31, 2021
Current maturities of long-term debt	$—	$—
Long-term debt	427,000	350,000
Total debt	427,000	350,000
Cash and cash equivalents	307,415	302,036
Net debt (non-GAAP)	$119,585	$47,964

The tables below provide a reconciliation of forecasted full-year 2022 Adjusted EBITDA and Adjusted EPS (non-GAAP measures) to the comparable GAAP measures:

Forecast of Full Year 2022 Adjusted EBITDA	Machine Clothing		AEC
(in millions)	Low	High	Low	High
Net income attributable to the Company (GAAP) (b)	$183	$202	$16	$25
Income attributable to the noncontrolling interest	—	—	—	—
Interest expense, net	—	—	—	—
Income tax expense	—	—	—	—
Depreciation and amortization	19	20	49	50
EBITDA (non-GAAP)	202	222	65	75
Restructuring expenses, net (c)	—	—	—	—
Foreign currency revaluation (gains)/losses (c)	1	1	—	—
Dissolution of business relationships in Russia (c)	2	2	—	—
Acquisition/integration costs (c)	—	—	—	—
Pre-tax (income)/loss attributable to non-controlling interest	—	—	—	—
Adjusted EBITDA (non-GAAP)	$205	$225	$65	$75
(b) Interest, Other income/expense and Income taxes are not allocated to the business segments

Forecast of Full Year 2022 Adjusted EBITDA	Total Company
(in millions)	Low	High
Net income attributable to the Company (GAAP)	$88	$105
Income attributable to the noncontrolling interest	—	—
Interest expense, net	14	16
Income tax expense	38	48
Depreciation and amortization	74	75
EBITDA (non-GAAP)	214	244
Restructuring expenses, net (c)	—	—
Foreign currency revaluation (gains)/losses (c)	(2)	(2)
Acquisition/integration costs (c)	—	—
Dissolution of business relationships in Russia (c)	3	3
Pre-tax (income)/loss attributable to non-controlling interest	—	—
Adjusted EBITDA (non-GAAP)	$215	$245

	Total Company
Forecast of Full Year 2022 Earnings per share (basic) (d)	Low	High
Net income attributable to the Company (GAAP)	$2.76	$3.26
Restructuring expenses, net (c)	0.01	0.01
Foreign currency revaluation (gains)/losses (c)	(0.05)	(0.05)
Dissolution of business relationships in Russia (c)	0.07	0.07
Acquisition/integration costs (c)	0.01	0.01
Adjusted Earnings per share (non-GAAP)	$2.80	$3.30

(c) Due to the uncertainty of these items, we are unable to forecast these items for 2022
(d) Calculations based on weighted average shares outstanding estimate of approximately 31.5 million.

About Albany International Corp.
Albany International is a leading developer and manufacturer of engineered components, using advanced materials processing and automation capabilities, with two core businesses. Machine Clothing is the world’s leading producer of custom-designed, consumable fabrics and process belts essential for the manufacture of all grades of paper products. Albany Engineered Composites is a growing designer and manufacturer of advanced materials-based engineered components for demanding aerospace applications, supporting both commercial and military platforms. Albany International is headquartered in Rochester, New Hampshire, operates 23 facilities in 11 countries, employs approximately 4,000 people worldwide, and is listed on the New York Stock Exchange (Symbol AIN). Additional information about the Company and its products and services can be found at www.albint.com.

Non-GAAP Measures

This release, including the conference call commentary associated with this release, contains certain non-GAAP measures, including: net sales, and percent change in net sales, excluding the impact of currency translation effects (for each segment and on a consolidated basis); EBITDA and Adjusted EBITDA (for each segment and on a consolidated basis, represented in dollars or as a percentage of net sales); Net debt; and Adjusted earnings per share (or Adjusted EPS). Such items are provided because management believes that they provide additional useful information to investors regarding the Company’s operational performance.

Presenting Net sales and increases or decreases in Net sales, after currency effects are excluded, can give management and investors insight into underlying sales trends. Net sales, or percent changes in net sales, excluding currency rate effects, are calculated by converting amounts reported in local currencies into U.S. dollars at the exchange rate of a prior period. These amounts are then compared to the U.S. dollar amount as reported in the current period.

EBITDA, Adjusted EBITDA and Adjusted EPS are performance measures that relate to the Company’s continuing operations. EBITDA, or net income with interest, taxes, depreciation, and amortization added back, is a common indicator of financial performance used, among other things, to analyze and compare core profitability between companies and industries because it eliminates effects due to differences in financing, asset bases and taxes. The Company calculates EBITDA by removing the following from Net income: Interest expense, net, Income tax expense, Depreciation and amortization expense. Adjusted EBITDA is calculated by: adding to EBITDA costs associated with restructuring, former CEO termination costs, and inventory write-offs associated with discontinued businesses; adding charges and credits related to pension plan settlements and curtailments; adding (or subtracting) revaluation losses (or gains); subtracting (or adding) gains (or losses) from the sale of buildings or investments; subtracting insurance recovery gains in excess of previously recorded losses; adding acquisition/integration costs and subtracting (or adding) Income (or loss) attributable to the non-controlling interest in Albany Safran Composites (ASC). Adjusted EBITDA may also be presented as a percentage of net sales by dividing it by net sales. An understanding of the impact in a particular quarter of specific restructuring costs, former CEO termination costs, acquisition/integration costs, currency revaluation, inventory write-offs associated with discontinued businesses, or other gains and losses, on net income (absolute as well as on a per-share basis), operating income or EBITDA can give management and investors additional insight into core financial performance, especially when compared to quarters in which such items had a greater or lesser effect, or no effect. Restructuring expenses, while frequent in recent years, are reflective of significant reductions in manufacturing capacity and associated headcount in response to shifting markets, and not of the profitability of the business going forward as restructured. Adjusted earnings per share (Adjusted EPS) is calculated by adding to (or subtracting from) net income attributable to the Company per share, on an after-tax basis: restructuring charges; former CEO severance costs; charges and credits related to pension plan settlements and curtailments; inventory write-offs associated with discontinued businesses; foreign currency revaluation losses (or gains); acquisition-related expenses; and losses (or gains) from the sale of investments.

EBITDA, Adjusted EBITDA, and Adjusted EPS, as defined by the Company, may not be similar to similarly named measures of other companies. Such measures are not considered measurements under GAAP, and should be considered in addition to, but not as substitutes for, the information contained in the Company’s statements of income.

The Company discloses certain income and expense items on a per-share basis. The Company believes that such disclosures provide important insight into underlying quarterly earnings and are financial performance metrics commonly used by investors. The Company calculates the quarterly per-share amount for items included in continuing operations by using an income tax rate based on either the tax rates in specific countries or the estimated tax rate applied to total company results. The tax rate applied excludes income tax adjustments (discrete tax adjustments and the effect of changes in the estimated income tax rate). The after-tax amount is then divided by the weighted-average number of shares outstanding for each period. Year-to-date earnings per-share effects are determined by adding the amounts calculated at each reporting period.

Net debt is, in the opinion of the Company, helpful to investors wishing to understand what the Company’s debt position would be if all available cash were applied to pay down indebtedness. The Company calculates Net debt by subtracting Cash and cash equivalents from Total debt. Total debt is calculated by adding Long-term debt, Current maturities of long-term debt, and Notes and loans payable, if any.

Forward-Looking Statements

This press release may contain statements, estimates, guidance or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will,” “should,” “look for,” “guidance,” “guide,” and similar expressions identify forward-looking statements, which generally are not historical in nature. Because forward-looking statements are subject to certain risks and uncertainties (including, without limitation, those set forth in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q), actual results may differ materially from those expressed or implied by such forward-looking statements.

Forward-looking statements in this release or in the webcast include, without limitation, statements about macroeconomic conditions, including inflationary cost pressures, as well as global events, which include but are not limited to, the ongoing COVID-19 pandemic and the Russia-Ukraine military conflicts; paper-industry trends and conditions during 2022 and in future years; expectations in 2022 and in future periods of sales, EBITDA, Adjusted EBITDA (both in dollars and as a percentage of net sales), Adjusted EPS, income, gross profit, gross margin, cash flows and other financial items in each of the Company’s businesses, and for the Company as a whole; the timing and impact of production and development programs in the Company’s AEC business segment and the sales growth potential of key AEC programs, as well as AEC as a whole; the amount and timing of capital expenditures, future tax rates and cash paid for taxes, depreciation and amortization; future debt and net debt levels and debt covenant ratios; and changes in currency rates and their impact on future revaluation gains and losses. Furthermore, a change in any one or more of the foregoing factors could have a material effect on the Company’s financial results in any period. Such statements are based on current expectations, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Statements expressing management’s assessments of the growth potential of its businesses, or referring to earlier assessments of such potential, are not intended as forecasts of actual future growth, and should not be relied on as such. While management believes such assessments to have a reasonable basis, such assessments are, by their nature, inherently uncertain. This release and earlier releases set forth a number of assumptions regarding these assessments, including historical results, independent forecasts regarding the markets in which these businesses operate, and the timing and magnitude of orders for our customers’ products. Historical growth rates are no guarantee of future growth, and such independent forecasts and assumptions could prove materially incorrect in some cases.

Contacts
John Hobbs
603-330-5897
john.hobbs@albint.com